CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the references to our firm in the Pre-Effective Amendment to the Registration Statement on Form N-1A of The Piedmont Investment Trust and to the use of our report dated April 14, 2005 on the statement of assets and liabilities of The Piedmont Select Value Fund ("Fund") as of April 1, 2005. Such statement of assets and liabilities appear in the Trust's Statement of Additional Information.




/s/ BRIGGS, BUNTING & DOUGHERTY, LLP


Philadelphia, Pennsylvania
April 22, 2005